 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2007

Solpower Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-29780	87-0384678
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

307 East 22nd Street
San Pedro, CA 90731
(Address of principle executive offices)

(310) 940-6408
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers.

(c) On June 8, 2007, the Board of Directors of Solpower Corporation appointed Mr. Gary Raymond Stewart to the Board of Directors, effective immediately. Mr. Stewart is fifty years old and holds a degree in law. He has practiced as a solicitor since 1986 and has extensive experience in all facets of commercial law. He has a strong background in the gaming and hospitality industries and he has been involved in the emerging carbon market since 1999 acting as both a director of and consultant to a carbon company. He previously served on the boards of public companies in Australia, Canada and the United States. He is currently a member of several private boards in Australia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLPOWER CORPORATION

Date: June 13, 2007	By:	/s/ James H. Hirst
James H. Hirst Chief Executive Office, President, Director and Principal Accounting Officer